EXHIBIT 99.1

AT THE COMPANY: Bruce T. Quigley Vice President of Business Development and Investor Relations 949-362-5800	IR INQUIRIES: Todd Kerli, Charles Messman MKR Group 818-556-3700	MEDIA INQUIRIES: Steve Simon S&S Public Relations 847-955-0700
bquigley@smithmicro.com	todd@mkr-group.com	steve@sspr.com

FOR IMMEDIATE RELEASE
FORMER VERIZON WIRELESS EXECUTIVE NAMED TO SMITH MICRO BOARD
Ted L. Hoffman Added to the Smith Micro Board of Directors
ALISO VIEJO, CA — (Dec. 19, 2004) — Smith Micro Software Inc. (NASDAQ: SMSI), a developer and marketer of a wide range of software for the wireless market, announced Ted L. Hoffman has joined the company’s board of directors. Mr. Hoffman will help direct the company’s business initiatives as well as provide independent oversight of Smith Micro’s wireless data business on behalf of the company’s stockholders.
Mr. Hoffman recently retired as the vice president — technology development of Verizon Wireless where he was responsible for all network products and service development. He was with Verizon Wireless, and its predecessor Bell Atlantic Mobile, since July 1, 1993.
Mr. Hoffman was responsible for managing the company’s network transition from analog to digital Code Division Multiple Access (CDMA) infrastructure. In addition to the CDMA transition, he managed the build out of Verizon Wireless’ data infrastructure through coordination of the implementation of its CDPD, 1xRTT and EV-DO networks. He had responsibility for development of such products as vCast, Verizon’s wireless video service, location based services for wireless 911, enhanced messaging and many other products and services.
“I have been working with Smith Micro over the past few years at Verizon Wireless and I am looking forward to being a member of the team and excited about its prospects as the leader of providing wireless data connectivity software to the wireless market,” said Ted L. Hoffman.
“Ted brings to Smith Micro a wealth of wireless data market understanding and experience,” said William W. Smith, Jr., President and Chief Executive Officer of Smith Micro. “Due to his in-depth knowledge of the wireless data market and his business experience, we are very pleased to welcome him as a valuable addition to the board.”
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Smith Micro Announces New Board Member	Page 2 of 2
About Smith Micro Software:
Smith Micro Software, Inc., headquartered in Aliso Viejo, CA, is a developer and marketer of wireless communication, broadband, eCommerce and utility software products for multiple OS platforms. The company designs integrated cross platform, easy-to-use software for personal computing and business solutions around the world. With a focus on Wireless and Broadband and Internet technologies, the company’s products and services enable wireless communications, eCommerce, eBusiness, Internet communications (voice-over-IP), video conferencing, network fax, and traditional computer telephony. Smith Micro’s complete line of products is available through original equipment manufacturers (OEMs), direct sales, retail stores, and value-added resellers (VARs). Smith Micro’s common stock trades on The NASDAQ Stock Market® under the symbol SMSI. For more information, contact Smith Micro at (949) 362-5800.
This release may contain forward-looking statements that involve risks and uncertainties, including without limitation risks and uncertainties relating to the company’s financial prospects and projections, the company’s ability to maintain sustained profitability and increase its business in the Wireless and Broadband segments. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are new and changing technologies, customer acceptance of those technologies, fluctuations or cancellations in orders from distribution customers, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors could cause actual results to differ materially from those presented in any forward-looking statement and are discussed in the company’s filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q.
Smith Micro and the Smith Micro logo are trademarks or registered trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.
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